Exhibit 10.1

Separation Agreement and General Release

In order to settle as fully as possible all known and unknown claims Sam Backenroth (“Employee”) might have against NeuBase Therapeutics, Inc. (the “Company”) and all related parties, the Company and the Employee agree to the terms and conditions of this Separation Agreement and General Release (the “Agreement”) as of the Effective Date. The Employee’s employment with the Company ended on September 30, 2021 (the “Separation Date”). The “Effective Date” of this Agreement will be the date that the Employee signs and returns this Agreement to the Company.

1.                 Consideration: Subject to the Employee satisfying all conditions for payment contained in this Agreement, (i) the Company will pay the Employee six (6) months continued base salary (the “Salary Consideration”) at a rate of $31,750.00 per month, (ii) vesting of the Employee’s July 12, 2019 stock option grant covering 772,923 shares of Company common stock (the “Option”) will be accelerated and deemed vested in full as of the Separation Date, and (iii) the standard post-termination exercise period of the Employee’s outstanding vested stock options shall be extended to March 31, 2024 (the options shall remain subject to earlier termination as otherwise provided under the applicable Company equity compensation plan and award agreement in connection with a change of control or similar corporate transaction) (collectively, the “Consideration”). The Employee agrees that the Consideration represents payments and benefits to which the Employee is not otherwise entitled. The Consideration will not be taken into account when determining the Employee’s rights or benefits under any program. The Company will report the Consideration, as applicable, on IRS Form W-2 and its state and local equivalents. The Salary Consideration will be paid in accordance with the Company’s standard payroll practices; provided, however, that amounts shall accrue from the Separation Date, with accrued amounts paid on the first regularly scheduled Company payroll date that occurs more than five (5) business days after this Agreement becomes irrevocably effective. The Employee acknowledges that the Employee’s December 29, 2020 stock option grant covering 41,915 shares of Company common stock will expire in its entirety as of the Separation Date.

2.                 Release: The Employee releases (i.e., gives up) all known and unknown claims that the Employee has as of the time the Employee signs this Agreement against the Company, all current and former, direct and indirect parents, subsidiaries, brother-sister companies and all other affiliates and related partnerships, joint ventures or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (“Released Parties” and each a “Released Party”). For example, the Employee is releasing all common law contract, tort or other claims the Employee has or might have, as well as all claims the Employee has or might have under the Age Discrimination in Employment Act (ADEA), the Worker Adjustment & Retraining Notification Act (the WARN Act), the Family and Medical Leave Act (FMLA), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans with Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA) and any similar domestic or foreign laws, such as the Pennsylvania Human Relations Act Law No. 44 of July 2, 1985, as amended (Disability Discrimination Act); Law No. 100 of June 30, 1959, as amended (Working Hours and Days Act); Law No. 379 of May 15, 1948, as amended (Working Hours and Days Act); Law No. 96 of June 26, 1956, as amended (Minimum Wage Act); Law No. 69 of July 6, 1985 (Discrimination in Employment on Account of Sex Act); Law No. 17 of April 22, 1988 (Sexual Harassment Act); and Law No. 148 of June 30, 1969 (Christmas Bonus Act). The Employee understands and agrees that this release is a good-faith compromise of disputed wage claims. However, the Employee is not releasing (i) any of the few claims that the law does not permit the Employee to release by private agreement; (ii) vested benefits (except already-denied benefits) under any employee-benefit plan governed by ERISA; (iii) any right the Employee has to be indemnified by the Company; or (iv) the Employee’s right to enforce this Agreement.

3.                 Ownership of Claims: The Employee has not assigned or given away any of the claims the Employee is releasing.

4.                 Applicable Law: To the extent federal law does not apply, this Agreement is governed by the internal laws (and not the conflict of laws rules) of Pennsylvania.

5.                 Covenants: The Employee acknowledges and agrees that:

(a)                Reemployment. The Employee promises not to seek employment with the Company or any other Released Party in the future, under any circumstances, unless the Company asks the Employee to do so in writing. In the event that the Employee seeks to obtain employment with any Released Party in the future, the Employee acknowledges and agrees that this Agreement shall constitute good cause for the refusal to offer any such employment to the Employee and, if hired, for the termination of the Employee’s employment “for cause.” “Employment” does not include services rendered by the Employee to a third-party who, in turn, may be providing services to any of the Released Parties, provided the Employee is not assigned to provide services to any of the Released Parties.

(b)             Return of Company Property. The Employee represents that the Employee has returned to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, mobile devices, laptops, thumb drives and any other property of the Company or any Released Party previously in the Employee’s possession or control. The Employee has cleared all expense accounts, repaid all debts owed to the Company or any Released Party, paid all amounts owed on Company-provided credit cards or accounts (such as cell phone accounts) and cancelled or personally assumed any such credit cards or accounts. The Employee agrees not to incur any further expenses, obligations or liabilities on behalf of the Company.

(c)                Nondisparagement. To the maximum extent permitted by applicable law, the Employee agrees not to criticize, denigrate or otherwise disparage the Company, any other Released Party or any of their products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research. Notwithstanding the foregoing, in no event shall the Employee be prohibited from reporting a suspected violation of law to the appropriate governmental agency or authority. To the maximum extent permitted by applicable law, the Company agrees that it will instruct its officers and directors to not criticize, denigrate or otherwise disparage the Employee, his performance, practices or standards of business conduct. In response to a request for a reference, Company shall provide only Employee's dates of employment and job title.

(d)                Cooperation. The Employee agrees that, as requested by the Company, the Employee will fully cooperate with the Company or any affiliate in effecting a smooth transition of the Employee’s responsibilities to others and with respect to any current or future investigation or the defense or prosecution of any claims, proceedings, arbitrations or other actions. For example, as requested by the Company, the Employee will promptly and fully respond to all inquiries from the Company or any affiliate and its representatives relating to any lawsuit or arbitration and testify truthfully on behalf of the Company in connection with any such lawsuit or arbitration. The Employee further agrees that, as requested by the Company, the Employee will cooperate fully with the Company or its representatives in any investigation, proceeding, administrative review or litigation brought against the Company or any Released Party by any government agency or private party pertaining to matters occurring during the Employee’s employment with the Company or any Released Party. To the extent that the Employee incurs out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any affiliate at its request, the Company will mail the Employee a reimbursement check for those expenses within 15 days following its receipt of the Employee’s request for payment, which request shall include satisfactory written substantiation of the claimed expenses.

(e)                Resale of Company Shares. The Employee agrees not to sell or otherwise transfer in any day prior to June 30, 2024, shares of Company common stock currently held by the Employee, or issued or issuable pursuant to the Option, in excess of 5% of the average daily trading volume of Company (as averaged over 30 trading days) unless authorized by the Company.

6.                 Consideration of Agreement: If initially the Employee did not think any representation made in this Agreement was true or if initially the Employee felt uncomfortable in making it, the Employee has resolved all the Employee’s doubts and concerns before signing this Agreement. The Employee has carefully read this Agreement, the Employee fully understands what it means, the Employee is entering into it knowingly and voluntarily and all the Employee’s representations in it are true. The consideration period described in the box above the Employee’s signature began when the Employee first was given this Agreement, and the Employee waives any right to have it restarted or extended by any changes made to this Agreement after the Employee’s first being given a copy of it. I represent that I am under age 40.

7.                Additional Representations: When the Employee decided to sign this Agreement, the Employee was not relying on any representations that are not included in this Agreement. The Company would not have agreed to pay the Employee payments or benefits in exchange for signing this Agreement but for the representations and covenants the Employee made by signing it. The Employee has not suffered any job-related wrongs or injuries, such as any type of discrimination and the Employee has no occupational diseases. The Employee has properly reported all hours that the Employee has worked and the Employee has been paid all compensation, benefits and other amounts that the Company or any Released Party owed the Employee. The Employee has submitted a request for reimbursement for all amounts that the Employee is entitled to receive reimbursement from any of the Released Parties. The Employee understands that the Company in the future may improve employee benefits or pay. The Employee understands that the Employee’s former job may be refilled.

8.                 Disclosure of Threatened Claims: The Employee has disclosed to the Company’s general counsel in writing the details of any threatened claims against the Company or any other Released Party of which the Employee is aware.

9.                 Arbitration of Disputes: The Company and the Employee agree to resolve on an individual basis any disputes they may have with each other through final and binding arbitration. For example, the Employee is agreeing to arbitrate any dispute about the formation, validity or meaning of this Agreement and any contract, tort or statutory claims (including, but not limited to, claims for defamation, discrimination and retaliation). The Employee also agrees to resolve through final and binding arbitration any disputes the Employee has with any other Released Party who elects to arbitrate those disputes under this subsection. Arbitrations will be conducted by JAMS in accordance with its employment dispute resolution rules (and no other JAMS rules), except that if any provision of this section conflicts with the JAMS rules, then the provision of this section will prevail. This agreement to arbitrate does not preclude resort to or recovery through any government agency process or proceeding, including, but not limited to, those of the National Labor Relations Board and the Equal Employment Opportunity Commission (or its state and local counterparts). Except as otherwise may be required by law, the parties to the arbitration will bear their own costs and attorneys’ fees and share equally the JAMS fee and the arbitrator’s fee; provided, however, that the arbitrator at the conclusion of the arbitration will award costs and attorneys’ fees to the prevailing party, except where the fee-shifting law applicable to the claim(s) asserted provides otherwise. The Employee acknowledges that the Employee understands this section’s arbitration requirements and that arbitration would be in lieu of a court or jury trial. The Federal Arbitration Act will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the state in which the Employee last worked for the Company will apply.

10.              Fees and Costs: In the event of litigation or arbitration relating to this Agreement or its subject matter, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs.

11.              Government and Agency Communication, Testimony, Charges, Etc.: Nothing in this Agreement prevents the Employee from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), U.S. Department of Labor (DOL), or U.S. Securities and Exchange Commission (SEC)), subject to any obligation the Employee may have to take steps to protect confidential information from public disclosure. However, the Employee promises never to seek or accept any compensatory damages, back pay, front pay or reinstatement remedies for Employee personally, with respect to any claims released by this Agreement.

12.               Miscellaneous:

(a)               Complete Agreement. This Agreement is the entire agreement relating to any claims or future rights that the Employee has or might have with respect to the Company and the Released Parties. Once in effect, this Agreement is a legally admissible and binding agreement. It will not be construed strictly for or against the Employee, the Company or any other Released Party. The headings contained in this Agreement are for convenience and shall not affect the meaning or interpretation of this Agreement.

(b)               Counterparts. This Agreement may be signed in one or more counterparts or multiple originals, each of which shall be an original, but all of which together shall constitute one and the same document. The parties agree that facsimile and electronic signatures have the same force and effect as original signatures.

(c)              Waiver. No waiver of any provision of this Agreement shall be binding unless reduced to writing and signed by the waiving party. No such waiver of any provision of this Agreement shall waive of any other provision of this Agreement or constitute a continuing waiver.

(d)                Amendments. This Agreement may be amended only by a written agreement that the Company and the Employee both sign.

(e)                Effect of Void Provision. If the Company or the Employee successfully asserts that any provision in this Agreement is void, the rest of the Agreement will remain valid and enforceable unless the other party to this Agreement elects to cancel it; provided, however, that if the Company asks the Employee to sign a new document containing a legal and enforceable replacement provision in lieu of canceling the Agreement, the Employee promises that the Employee will do so. If this Agreement is canceled, the Employee will repay any payments or benefits the Employee received for signing it.

(f)                 No Wrongdoing. This Agreement is not an admission of wrongdoing by the Company or any other Released Party; neither it nor any drafts will be admissible evidence of wrongdoing.

YOU MAY NOT MAKE ANY CHANGES TO THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY ADVISES YOU TO DISCUSS IT WITH YOUR ATTORNEY. YOU HAVE UNTIL OCTOBER 7, 2021, TO CONSIDER IT AND DELIVER A SIGNED COPY OF IT TO DIETRICH STEPHAN AT DSTEPHAN@NEUBASE.COM, ALTHOUGH YOU ARE FREE TO SIGN AND DELIVER IT ANYTIME AFTER THE TERMINATION OF YOUR EMPLOYMENT AND ON OR BEFORE OCTOBER 7, 2021. BY SIGNING IT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Date:	9/30/2021	/s/ Sam Backenroth
Employee
Date:	9/30/2021	/s/ Dietrich Stephan
Company